Registration No. 333-02161
                                              Rule 424(b)(2)


PRICING SUPPLEMENT No. 55 Dated November 15, 1996 (To Prospectus dated April 10, 1996)

                         $3,000,000,000
                 HOUSEHOLD  FINANCE  CORPORATION
                        Medium Term Notes
           Due Nine Months or More from Date of Issue


Principal Amount:   $50,000,000

Price to Public:    100%

Proceeds to HFC:     99.93101%

Issue Date:  November 19, 1996

Stated Maturity: November 19, 1999

Redeemable On or After:  Not Applicable

Initial Interest Rate:   To be determined on November 15, 1996.

Interest Rate Basis:     LIBOR Telerate

Spread or Spread Multiplier:  Plus +.10%  (+ 10 basis points)

Interest Payment Dates:  On the 19th of each month, commencing
     December 19, 1996, and the Stated Maturity. If said day is not a Business Day, payments shall be made on the next succeeding Business Day.

Regular Record Date: The date fifteen (15) calendar days (whether or not a Business Day) prior to each Interest Payment Date or the Stated Maturity, as the case may be.

Interest Determination Date: On the second Business Day prior to each Interest Payment Date.

Interest Reset Date:  On each Interest Payment Date.

Index Maturity:     One month.

Agent:              Merrill Lynch & Co., as Principal.

Agent's Discount or Commission:    .06899%

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